SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INSIGHTFULMIND LEARNING, INC.
Full Name of Registrant

British Columbia, Canada
(State of incorporation of organization)

300-1055 West Hastings Street
Vancouver, British Columbia
Canada   V6E 2E9
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number:  333-155206.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of unlimited
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File Number:  333-155206) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-155206 on November 7, 2008. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
3.3	Amended Articles of Incorporation (8/13/2002).
3.4	Amended Articles of Incorporation (8/26/2002).
3.5	Amended Articles of Incorporation (9/20/2002).
4.1	Specimen Stock Certificate.
10.1	Engagement Letter - Jefferson Thachuk (5/15/07).
10.2	Engagement Letter - Jefferson Thachuk (6/12/08).
10.3	Engagement Letter - Jefferson Thachuk (8/21/08).
10.4	Engagement Letter - Raven Kopelman.
10.5	Engagement Letter - John Omielan (3/15/2007).
10.6	Engagement Letter - John Omielan (1/4/2008).
14.1	Code of Ethics.
99.1	Audit Committee Charter.

The following Exhibits are incorporated herein by reference from the Registrant's Form 10-K Annual Report filed with the Securities and Exchange Commission, SEC File Number 333-155206 on June 8, 2009. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
14.2	Amended Code of Ethics as of May 14, 2009.
99.2	Amended Audit Committee Charter as of May 19, 2009.
99.3	Disclosure Committee Charter.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 10th day of June, 2009.

INSIGHTFULMIND LEARNING, INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director